                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

        AGREEMENT  made and  effective as of the 22nd day of October 1997 by and among TRINITECH  SYSTEMS,  INC. a New York corporation with its principal office at 333 Ludlow Street,  Stamford, CT 06902 (hereinafter "Employer" or "Company"), and Mr. Keith  Jamaitis,  16 Mayflower  Road,  Trumbull,  CT 06611  (hereinafter
"Employee").

        WHEREAS,  Employer  is in  the  business  of  developing  and  marketing computerized  deal entry  systems and  guided-input  systems  for the  industry, including  but  not  LIMITED  to THE  financial  trading  rooms  of the  foreign exchange, currency, bullion, commodities and securities trading markets; and

        WHEREAS,  Employer  desires to assure the  services of Employee  for the period  provided  in this  Agreement,  and  Employee  is willing to serve in the employ of  Employer  on a  full-time  basis for said  period  upon the terms and conditions hereinafter set forth;

        NOW,  THEREFORE,   in  consideration  of  the  mutual  covenants  herein
contained, the parties hereto agree as follows:

        1. EMPLOYMENT.  Employer agrees to employ Employee,  and Employee agrees to enter the employ of the  Employer  for the  period  STATED in  Paragraph  "3"
hereof and upon the other terms and conditions set forth herein.

        2. POSITION AND  RESPONSIBILITIES.  During the period of his  employment hereunder,  Employee agrees to assist the Employer in the quality  assurance and software  support as a Quality  Assurance  Engineer of the  Company's  products, reporting directly to the President of the Employer.

        3. TERM OF EMPLOYMENT.  The period of Employee's  employment  under this
Agreement shall be deemed to have commenced as of November 10, 1997*,  and shall
continue  for  a  period  of  one  year  until   November  09,  1998  and  renew
AUTOMATICALLY  for one year unless sooner  terminated as provided herein,  under
Item 11. Termination, or by breach of contract.

        4. DUTIES.  During the period of his employment hereunder and except for vacation  periods,  and  reasonable  leaves of absence,  Employee  shall  devote substantially  all of his business time,  attention,  skill,  and efforts to the faithful performance of his duties hereunder.

        In  addition  to paid  holidays,  as  defined by the  Company's  holiday schedule,  employee shall receive a prorated (2) two weeks vacation in the first year of this Agreement, and 2 weeks paid vacation during each subsequent year of this Agreement,  which vacation periods shall be scheduled at the convenience of the Employer.

        5. COMPENSATION.

        5.1. BASE SALARY:  Employer shall pay Employee as  compensation  for his services  hereunder a total  annual  base salary of $55,000.  The base salary is comprised of a standard $50,000 US dollars plus an additional  $5,000 US dollars non-competition compensation (see paragraph 9). Employee will also be offered to participate in the Company's  health insurance  plan(s) and 401(k) plan.  (Note:
There currently is a 60 day waiting period before participating in the Company's medical insurance plan.)

        5.2. OTHER  COMPENSATION:  At any point of time the Company reserves the right to extend  special  bonuses or incentives  hereunder  stock option grants.
However, such arrangements are solely at the management's  discretion.  Employee shall also be entitled to participate in such other benefits as may from time to time be generally made available to Employer's employees, including a retirement plan.  This  contract is not  obligating  the company to extend such  bonuses or incentives.

        6. PAYMENT TERMS.  The salary  payment shall be made in accordance  with the usual payroll system of the Company, presently bi-weekly.

        7.  REIMBURSEMENT OF EXPENSES.  Employer shall pay or reimburse Employee for all reasonable travel and other expenses incurred by Employee in performance of his  obligations  under  this  Agreement,  provided  that such  expenses  are approved in advance by Employer.

        8.  CONFIDENTIALITY.  The Employee  recognizes and acknowledges that the
Employer's trade secrets,  employers specific  combination of use of third-party parts,  proprietary technology and software, and confidential information as may exist and be shared with Employee from time to time are valuable,  special,  and unique  assets of the  Employer.  The Employer and the Employee  recognize  that access to and knowledge of such  technology and  information is essential to the
Employee's  duties  hereunder.  In return  for his  access  and  knowledge,  the
Employee  agrees that he will not,  during the term of this  Agreement or at any time thereafter,  disclose any such secrets,  technology,  or information to any person, firm, corporation, or other entity for any reason or purpose whatsoever, nor shall the Employee make use of any such secrets,  technology, or information for his own  purposes or for the benefit of any person,  firm,  corporation,  or other entity under any circumstances during or after the term of this Agreement.

        9. NON-COMPETITION. For a period ending one year from and after the date of termination of this Agreement, the Employee agrees that he will not, directly or indirectly, as a sole proprietor, partner, stockholder,  investor, officer or director of a corporation,  or as an employee, agent, associate or consultant of any person,  firm,  corporation,  or other  entity - WITHOUT  TRINITECH  SYSTEMS
WRITTEN APPROVAL:

        (i)  Solicit or engage in the  development  or sale of  Touch-screen  or infra-red  scanning  based or very similar input  technology to any  prospective clients  of the  Company  or to any  existing  or former  client of the  Company existing during the term of this Agreement; or

        (ii) Solicit or engage in the  development  or sale of  Touch-screen  or infra-red scanning based or very similar input technology,  specifically for the trading  room  niche  market  served  by the  Company  during  the  term of this
Agreement.

        10.  ENFORCEMENT;  SEVERABILITY.  It is the desire and the intent of the parties  hereto that the  provisions of his Agreement  hereof be enforced to the fullest extent permissible under the laws and public policy of the jurisdictions in which  enforcement  is  sought.  Accordingly,  if any  particular  portion or provision of this Agreement shall be adjudicated to be invalid or unenforceable, the  remaining  portion or such  provision or the  remaining  provisions of this
Agreement,  or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be effected thereby.

        11. TERMINATION. This Agreement may be terminated by either party at any time upon thirty (30) days written notice.

        12.  GOVERNING  LAW AND VENUE.  This  Agreement  shall be  construed  in accordance with the laws of New York.

        IN WITNESS  WHEREOF,  the Parties  hereto have executed his Agreement on the 22nd day of October, 1997:

                              TRINITECH SYSTEMS, INC.

                              By: /s/ William E. Alvarez, Jr.
                                  ------------------------------
                                  William E. Alvarez, Jr.
                                  Chief Financial Officer

                              EMPLOYEE:

                              /s/ Keith Jamaitis
                              ----------------------------
                              Keith Jamaitis